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                                                                   EXHIBIT 10.75


                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement (the "Agreement") is dated as of August 13, 1999, and is entered into by and between Integrated Security Systems, Inc., a Delaware corporation (the "Seller"), Notification Systems of America, Inc., a Texas corporation (the "Purchaser"), and Tri-Coastal Systems, Inc., a Texas corporation (the "Company").

         WHEREAS, Seller owns all of the issued and outstanding shares of capital stock of Company; and

         WHEREAS, Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller all shares of common stock of the Company, $.01 par value (the "Shares") on the basis set forth more fully herein;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

                                    ARTICLE 1
                                  SALE OF STOCK

         1.1. Purchase and Sale of Stock. Subject to the terms and conditions stated in this Agreement, and on the basis of the representations, warranties, covenants and agreements set forth herein, at the Closing (defined below) the Seller shall sell, convey, assign, transfer and deliver to Purchaser, and Purchaser shall purchase from the Seller, the Shares.

         1.2. Purchase Price. The purchase price to be paid by the Purchaser to the Seller for the Shares at the Closing is $76,058.00 (the "Purchase Price"). Purchaser shall pay the Purchase Price by delivery to Seller, at Closing, of Purchaser's promissory note, in substantially the form attached hereto as Exhibit A.

         1.3. Closing. The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Seller, 8200 Springwood Drive, Suite 230, Irving, Texas 75063 on August 13, 1999, at 3:00 central time. The time and date of the Closing are referred to herein as the Closing Date.

                                   ARTICLE 2
                                OTHER AGREEMENTS

         2.1. Guarantee of PSA Contract by Seller. The Seller hereby guarantees the full and timely payment of the Company's account payable to PSA (the "PSA Payable"), in the amount set forth on Exhibit B attached hereto.

         2.2. Assignment of Accounts Receivable by Purchaser. The Company hereby assigns to the Seller all of the Company's right, title and interest in the accounts receivable of the Company, as such accounts receivable exists on the date hereof. Such accounts receivable (the "Accounts Receivable"), are set forth on Exhibit C attached hereto.




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         2.3. Authority. The Purchaser and the Company authorize the Seller to endorse any Accounts Receivable payments that are received after the Closing Date, and to apply the proceeds therefrom against the PSA Payable. At such time as the PSA Payable has been paid in full by Seller from the proceeds of the Accounts Receivable, the Seller shall promptly thereafter assign to the Company all remaining Accounts Receivable, if any.

         2.4. Transfer to Seller. Prior to the Closing Date, Purchaser acknowledges and approves the transfer of the following items from the Company to the Seller: (i) the inventory of the Company, as set forth on the Company financial statements as of July 31, 1999; (ii) property and equipment of the Company, as set forth on the Company financial statements as of July 31, 1999, excluding three computers, two printers, and one plotter; (iii) the contract between the Company and Taylor County Jail and Courthouse, Abilene, Texas, dated October 21, 1997; (iv) the contract between the Company and the United States Postal Service, P&DC, Coppell, Texas, dated March 12, 1998; (v) the contract between the Company and the United States Postal Service, Rosemead location, Carrollton, Texas, dated January 6, 1998; (vi) the contract between the Company and the United States Postal Service, AMC, Dallas, Texas, dated April 16, 1998;
(vii) the contract between the Company and the United States Postal Service, AMC, Dallas, Texas, dated April 21, 1998; and (viii) the contract between the Company and BancTec-Midway, Dallas, Texas, dated June 3, 1999. The Purchaser retains and assumes all remaining contracts of the Company.

                                    ARTICLE 3
                             SELLER REPRESENTATIONS

         Seller represents and warrants to Purchaser as of the date hereof as follows:

         3.1. Authority. The Seller has full power, right and authority to enter into and preform its obligations under this Agreement. The Agreement has been duly executed and delivered by the Seller and constitutes the valid and binding obligations of the Seller and is enforceable against Seller in accordance with its terms. Seller shall deliver to Purchaser a corporate resolution approving the consummation of this sale and authorizing its officers to execute whatever documents are necessary pertaining to the sale of stock as set forth herein.

         3.2. Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

         3.3. Financial Statements. The financial statements of the Company (attached as Exhibit D) fairly present the financial position of the Company as of July 31, 1999. Except as set forth in this Agreement, since the date of such financial statements, the financial position of the Company has not changed in a any materially adverse manner.

         3.4. Capitalization. The Shares constitute all of the issued and outstanding shares of capital stock of the Company. There are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock.

         3.5. Taxes. Seller represents that all taxes, whether federal, state, or local, have been paid or adequately provided for, and that there are no unpaid taxes that could adversely affect the transfer of stock contemplated by this Agreement.


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         3.6. Absence of Litigation. There are no suits, governmental proceedings, or litigation pending, or (to the knowledge of Seller) threatened against Seller that might materially affect the financial condition, business, or property of Seller that would adversely affect the transfer of stock contemplated by this Agreement.

         3.7. Insurance. Any inventories or other fixed assets, if any, to be transferred by Seller to Purchaser, will be adequately insured by Seller against any casualty loss prior to the date of closing.

         3.8. Access to Records. Seller shall give to Purchaser, during normal business hours, reasonable access to all relevant books and records pertinent to the transfer contemplated herein, including the right to make copies of said records.

         3.9. Resignations. At closing, Seller will deliver resignations of officers and directors, pertaining to the corporation of the stock being transferred herein.

         3.10. No Violation. Neither the execution, delivery and performance by the Seller of this Agreement or the other agreements, documents and instruments contemplated by this Agreement, nor the consummation of the transactions contemplated by this Agreement, will (i) breach or cause any default in any document, instrument, agreement, or other contract to which Seller is a party or to which any of its property is subject, and none of such actions will result in acceleration, or any similar right of any party, under any loan or other agreement to which it is a party or (ii) violate any judgment, decree, order, regulation, or rule of any court or of any statute, law or regulation of any governmental authority applicable to Seller or any of its property.

                                    ARTICLE 4
                            PURCHASER REPRESENTATIONS

         Purchaser represents and warrants to Seller as of the date hereof as follows:

         4.1. Purchase for Investment. Purchaser will acquire the Shares for its own account for investment and not with a view toward any resale or distribution thereof.

         4.2. No Violation. Neither the execution, delivery and performance by the Purchaser of this Agreement or the other agreements, documents and instruments contemplated by this Agreement, nor the consummation of the transactions contemplated by this Agreement, will (i) breach or cause any default in any document, instrument, agreement, or other contract to which Purchaser is a party or to which any of its property is subject, and none of such actions will result in acceleration, or any similar right of any party, under any loan or other agreement to which it is a party or (ii) violate any judgment, decree, order, regulation, or rule of any court or of any statute, law or regulation of any governmental authority applicable to Purchaser or any of its property.


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                                    ARTICLE 5
                                 INDEMNIFICATION

         5.1. Breach. The representations, warranties, covenants and agreements made in any exhibit shall be deemed representations, warranties, covenants and agreements made herein. None of (i) the consummation of the transactions contemplated by this Agreement, (ii) the delay or omission of any party to exercise any of its rights under this Agreement or (iii) any investigation or disclosure that any party makes, any notice that any party gives, or any knowledge that any party obtains as a result thereof, or otherwise, shall (A) affect the liability of the parties to one another for Breaches (defined below) of this Agreement or (B) prevent any party from relying on the representations or warranties contained in this Agreement. As used herein, a party's "Breach" shall mean any representation or warranty being untrue when made by such party, any breach of any of such party's covenants or agreements or any other claim that may be asserted against such party arising from the document in question or the transactions contemplated thereby.

         5.2. Indemnity by Seller. The Seller agrees to indemnify Purchaser against all claims, losses, damages and liabilities, including legal and other expenses reasonably incurred in investigating or defending against the same, arising out of any (a) Breach by any Seller of this Agreement, (b) any claim asserted by a third party that, assuming the truth thereof, would constitute a Breach by any Seller of this Agreement.

         5.3. Indemnity by Purchaser. The Purchaser agrees to indemnify the Seller against all claims, losses, damages and liabilities, including legal and other expenses reasonably incurred in investigating or defending against the same, arising out of any (a) Breach by the Purchaser of this Agreement, (b) any claim asserted by a third party that, assuming the truth thereof, would constitute a Breach by Purchaser of this Agreement, and (c) any liabilities or obligations of the Company that arise after the date hereof, other than with respect to the PSA Payable and the contracts assigned to Seller pursuant to
Section 2.4 of this Agreement.

         5.4. Procedure. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Article 4, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. In case any such proceeding shall be brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.


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         5.5. Survival. After Closing, any claim for indemnification hereunder that is not made in writing to the party against whom indemnification is sought within twelve (12) months of the Closing Date shall be deemed waived, and no person shall have any remedy under this Article 5 against any party for indemnification.

                                    ARTICLE 6
                                  MISCELLANEOUS

         6.1. Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and they supersede, merge and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.

         6.2. Waivers and Amendments. This Agreement or any provision hereof may be amended, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought.

         6.3. Governing Law. This Agreement is made pursuant to, will be construed under, and will be conclusively deemed for all purposes to have been executed and delivered under, the substantive laws of the state of Texas, without regard to its principles of conflict of laws.

         6.4 Severability. In case any provision of this Agreement shall be found by a court of law to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         6.5. Further Assurances. Each of the parties to this Agreement agrees that it will perform all such further acts and execute and deliver all such further documents as may be reasonably required in connection with the consummation of the transactions contemplated hereby in accordance with the terms of this Agreement.

         6.6. Expenses. The Seller and the Purchaser shall each bear their own expenses and legal fees in connection with the consummation of this transaction.

         6.7. Broker. Each party represents that no other person, firm, corporation, or entity is entitled to any compensation pertaining to the purchase and sale of said stock and/or assets set forth herein, and that there are no brokers representing either party to this transaction.

         6.8. Notices. Any notice, consent, request, claim, or other communication hereunder shall be in writing, and shall be deemed to have been duly given if delivered or mailed by registered or certified mail, return receipt requested, to the address for the respective party. Such addresses may be changed by any party by notice given to the other party.

         6.9. Attorney Fees. In the event either party to this Agreement shall employ legal counsel to protect its rights under this Agreement or to enforce any term or provision of this Agreement, then the party prevailing in any such legal action shall have the right to recover from the other party all of its reasonable attorney's fees costs, and expenses incurred in relation to such claim.

         6.10. Time of Essence. Time is of the essence of this Agreement.


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         6.11. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.


                                        INTEGRATED SECURITY SYSTEMS, INC.


                                        By:
                                             -----------------------------------
                                             Gerald K. Beckmann, President


                                        NOTIFICATION SYSTEMS OF AMERICA, INC.


                                        By:
                                             -----------------------------------
                                             Michael Richmond, President



                                        TRI-COASTAL SYSTEMS, INC.


                                        By:
                                             -----------------------------------
                                             Gerald K. Beckmann, Chairman